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                                                                    Exhibit 5(a)

                                                                   June 30, 1997

Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio  43287

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act") on a Form S-4 Registration Statement (the "Registration Statement") of $200,000,000 aggregate principal amount of Floating Rate Junior Subordinated Debentures (the "Subordinated Debentures") of Huntington Bancshares Incorporated, a Maryland corporation (the "Company"), $200,000,000 aggregate liquidation amount of Floating Rate Capital Securities (the "Capital Securities") of Huntington Capital I, a business trust created under the laws of the State of Delaware (the "Trust"), and the Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Company for the benefit of the holders from time to time of the Capital Securities, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, when:

                  (i) The Registration Statement relating to the Subordinated Debentures, the Capital Securities and the Guarantee has become effective under the Act;

                  (ii) the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of the Trust has been duly executed and delivered;

                  (iii) the Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

                  (iv) the Capital Securities have been duly executed in accordance with the Amended and Restated Declaration of Trust of the Trust and issued and delivered as contemplated in the Registration Statement, the Subordinated Debentures and the Guarantee relating to the Capital
Securities of the Trust will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles and an implied covenant of good faith and fair dealing.


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Huntington Bancshares Incorporated
June 30, 1997
Page 2

         The foregoing opinion is limited to the laws of the State of Ohio, and where applicable, the Federal laws of the United States and the laws of the State of Maryland. The Subordinated Debentures and the Guarantee provide that they shall be governed by the laws of the State of New York. For purposes of our opinion, we have not examined the laws of the State of New York or the question of what law would govern the interpretation or enforcement of the Subordinated Debentures or the Guarantee. Our opinion therefore is based on and qualified by the assumption that the internal laws of the State of New York and the State of Ohio are in all relevant respects identical. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We understand that you have received an opinion regarding the Capital Securities from Richards, Layton & Finger, LLP, special Delaware counsel for the Company and the Trust. We are expressing no opinion with respect to the matters contained in such opinion.

         Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Porter, Wright, Morris & Arthur

                                            PORTER, WRIGHT, MORRIS & ARTHUR